Exhibit 10.54

CONVERTIBLE TERM NOTE

$1,500,000.00	June 29, 2021 (the “Issuance Date”)

FOR VALUE RECEIVED, the undersigned Microphase Corporation (hereinafter sometimes called the “Maker”) promises to pay, on or before June 30, 2024 (the “Maturity Date”), to Gresham Worldwide, Inc., or its assigns (hereinafter called the “Lender” or the “Holder”) ), at 7960 East Camelback Road, Suite 511, Scottsdale, AZ 85250, or such other address as is designated by the Lender, the sum of One Million Five Hundred Thousand Dollars ($1,500,000.00) or any portion then outstanding at the Maturity Date with principal and interest payable as set forth below.

This Convertible Term Note (the “Note”) shall accrue interest at the rate of seven percent (7%) per annum based on a 360-day year \, payable monthly beginning on January 22, 2022. Upon any failure to pay any required interest or principal (an “Event of Default”) interest shall accrue and be payable at the rate of eighteen percent (18%) per annum.

Except as expressly provided herein, the Maker waives presentment, demand, notice, protest, and all other demands or notices in connection with the delivery, acceptance, endorsement, performance, default, or enforcement of this Note, generally waives all suretyship defenses and defenses in the nature thereof and agrees to be bound by all the terms and conditions contained in this Note, and in all other instruments now or hereafter executed evidencing or governing the obligations of the Maker.

The undersigned will pay all costs and expenses of collection, including reasonable attorneys' fees actually incurred or paid by the Lender in enforcing this Note or the obligations hereby evidenced.

No delay or omission of the Holder in exercising any right or remedy hereunder shall constitute a waiver of any such right or remedy. Acceptance by the Lender of any payment after acceleration shall not be deemed a waiver of such acceleration. A waiver on one occasion shall not operate as a bar to or waiver of any such right or remedy on any future occasion.

The Lender need not enter payments of principal or interest upon this Note but may maintain a record thereof on a separate ledger maintained by the Lender.

In lieu of exercising its remedies to seek payment of this Note upon the Maturity Date or an Event of Default, the lender may convert the sums due under this Note into shares of Common Stock of the Maker at $2.27 per share, subject to adjustment as provided below (the “Conversion Price”).

If the Maker, at any time while this Note is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any Common Stock Equivalents, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Maker, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Maker) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. The number of shares issuable shall be proportionately and equitably adjusted. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

In the event the Maker issues or sells any securities including options, warrants or convertible securities, except for any Exempt Issuance (as hereinafter defined), at a price of or with an exercise or conversion price of less than the Conversion Price, then upon such issuance or sale, the Conversion Price shall be reduced to the sale price or the exercise or conversion price of the securities issued or sold. For purposes of this clause, “Exempt Issuance” shall mean any sale or issuance by the Maker of its Common Stock or securities convertible into, exercisable for or exchangeable for Common Stock in connection with (i) full or partial consideration in connection with a strategic merger, acquisition, consolidation or purchase of the securities or assets of a corporation or other entity (or any division or business unit thereof), (ii) the Maker’s issuance of securities in connection with strategic supply, sale or license agreements and other partnering arrangements so long as such issuances are not for the purpose of raising capital, (iii) the Maker’s issuance of common stock or the issuances or grants of options, warrants or rights to purchase Common Stock to employees, directors, consultants or other third parties, and (iv) securities issuable upon the exercise or exchange of or conversion of any securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Note.

In addition to the Event of Default provided in this Note, it shall also be an Event of Default under this Note if the Maker fails to pay any sums due under any indebtedness or incurs an event of default or other default under such other indebtedness which event of default or default is not cured within any allowable time to cure.

Time is of the essence of this Note.

The word “Holder” as used in this Note, shall mean the payee or endorsee of the Note who is in possession of it or the bearer if this Note is at the time payable to bearer.

If any provision of this Note is held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to be enforceable, or if such modification is not practicable, such provision shall be deemed deleted from this Note, and the other provisions of this Note shall remain in full force and effect and shall be construed in favor of Holder. Subject to the foregoing provisions of this paragraph, it is the express intention of Maker and Holder to conform strictly to any applicable usury laws. Accordingly, all agreements between Maker and Holder, whether now existing or hereafter arising, and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of the maturity of this Note or otherwise, shall the amount paid or agreed to be paid to Lender or the Holder of this Note for the use, forbearance or detention of the money loaned pursuant hereto or otherwise, or for the payment or performance of any covenant or obligation contained herein or in any other document executed in connection herewith, exceed the maximum amount permissible under applicable law. If, from any circumstance or contingency whatsoever, fulfillment of any provision hereof or of any other document executed in connection herewith, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstance or contingency Holder shall ever receive as interest or otherwise an amount which would exceed the maximum rate of interest permitted by applicable law, the amount of such excess shall be applied to a reduction of the indebtedness evidenced by this Note, and not to the payment of interest, and if such excessive interest exceeds such indebtedness, the amount of such excessive interest shall be refunded to Maker. If at any time this Note prescribes a rate of interest in excess of the maximum rate permitted by law, all sums paid or agreed to be paid to Holder for the use, forbearance or detention of the money loaned pursuant to this Note shall be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full, so that the actual rate of interest on account of such indebtedness is uniform throughout the term hereof.

THE MAKER WAIVES ANY RIGHT TO TRIAL BY JURY THE UNDERSIGNED MAY HAVE IN ANY ACTION OR PROCEEDING, IN LAW OR EQUITY, IN CONNECTION WITH THIS NOTE. THE MAKER AND LENDER HEREBY KNOWINGLY AND VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS NOTE. THE MAKER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF THE LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. THE MAKER ACKNOWLEDGES THAT LENDER HAS BEEN INDUCED TO ENTER INTO LENDER'S LENDING RELATIONSHIP WITH THE MAKER BY, AMONG OTHER THINGS, THE PROVISIONS OF THIS PARAGRAPH.

This Note shall be governed by and construed solely and exclusively in accordance with the internal laws of the State of New York without regard to the conflicts of laws principles thereof. The parties hereto hereby expressly and irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this Note shall be brought solely in a federal or state court located in the County and State of New York. By its execution hereof, in the case of Maker, or acceptance, in the case of Lender, the parties hereby covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the County and State of New York and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in New York City. The parties hereto expressly and irrevocably waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other party hereto of all its reasonable counsel fees and disbursements.

IN WITNESS WHEREOF, the Maker has duly executed this Note as a sealed instrument as of the date and year first above written.

GRESHAM WORLDWIDE, INC.

By:	/s/ Jonathan R. Read
Jonathan Read (Oct 27,2021 13:48 PDT)
Name:	Jonathan R. Read
Title:	Chief Executive Officer

MICROPHASE CORPORATION

By:	/s/ Timothy V. Long
Timothy V Long (Oct 27,2021 16:32 EDT)
Name:	Timothy V. Long
Title:	Chief Executive Officer

Microphase GWW Convertible Note Final - 6-29-21

Final Audit Report		2021-10-27

Created:	2021-10-27

By:	Timothy Long (tim@dpwtechnology.com)

Status:	Signed

Transaction ID:	CBJCHBCAABAA9jfR2WzXWov82ueGRFaqt8dJ5z6q3AXG

"Microphase GWW Convertible Note Final - 6-29-21" History

Document created by Timothy Long (tim@dpwtechnology.com) 2021-10-27 - 8:09:43 PM GMT- IP address: 96.89.222.138

Document emailed to Timothy V Long (tlong@greshamworldwide.com) for signature 2021-10-27 - 8:10:26 PM GMT

Email viewed by Timothy V Long (tlong@greshamworldwide.com) 2021-10-27 - 8:11:07 PM GMT- IP address: 96.89.222.138

Document e-signed by Timothy V Long (tlong@greshamworldwide.com) Signature Date: 2021-10-27 - 8:32:38 PM GMT - Time Source: server- IP address: 96.89.222.138

Document emailed to Jonathan Read (jread@greshamww.com) for signature 2021-10-27 - 8:32:40 PM GMT

Email viewed by Jonathan Read (jread@greshamww.com) 2021-10-27 - 8:47:24 PM GMT- IP address: 24.255.49.87

Document e-signed by Jonathan Read (jread@greshamww.com) Signature Date: 2021-10-27 - 8:48:28 PM GMT - Time Source: server- IP address: 24.255.49.87

Agreement completed. 2021-10-27 - 8:48:28 PM GMT